AMENDED AND RESTATED BYLAWS
OF
HILLS BANCORPORATION

ARTICLE I. Offices

Section 1. The principal office of the Corporation in the State of Iowa shall be located in the County of Johnson. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2. The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II. Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Monday of the month of April in each year, beginning with the year 1984, at the hour of 4:00 o’clock p.m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Iowa, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place of the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

Section 4. Notice of Meeting. Written notice stating place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the discretion of the President, or by the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books - Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on filed at the registered office of the Corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholders during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 7. Quorum. Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Although less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its election, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for directors, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be permitted.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or Bylaws, or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of Chapter 496A, Code of Iowa (1981), shall contain the same information as would have been required to be included in such notice except the time and place of meeting.

Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be eleven (11). Each director shall hold office until the next annual meeting of shareholders and until a successor shall have been elected and shall have qualified or until death or until the director resigns or shall have been removed in the manner hereinafter provided. Any director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors must be residents of Johnson, Washington or Linn Counties in Iowa, or any county adjacent to those three counties. Directors need not be shareholders of the Corporation.

Section 3 -  Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election by shareholders as directors.  Nominations of persons for election as directors of the Corporation may be made by or at the direction of the board of directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.

Nominations other than those made by or at the direction of the directors, shall be made only pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days before the first anniversary of the mailing date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder.  Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 3, and, if he should so determine, the defective nomination shall be void and ineffective and the person or persons so nominated shall not be eligible for election.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meetings of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least forty-eight (48) hours previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If such notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors shall also have authority to provide for, or to delegate authority to an appropriate committee, to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

Section 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Committees. The Board of Directors by resolution adopted by affirmative vote of a majority of the number of directors fixed by Section 2 of Article III, may designate one or more committees, including an Executive Committee, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution by a like vote, shall have and may exercise, when the Board of Directors is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the Chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

Section 13. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation or the Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors then in office.

ARTICLE IV. Officers

Section 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority and may sign, with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place instead. In general he shall perform all duties incident to the office of President and all such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which, on behalf of the Corporation under its Seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. The Treasurer. If required by the Board of Directors the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and all securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

Section 10. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V. Contracts, Loans, Checks and Deposits

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the Iowa Business Corporation Act. Certificates issued shall be in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by the stockholder. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Every share of stock surrendered to the Corporation for exchange or transfer shall be canceled and neither a new certificate or certificates nor uncertificated shares of stock shall be issued in exchange thereof until such stock shall have been so canceled except in cases provided for in Section 4 of this Article VI.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3. Stock Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Iowa Business Corporation Act, concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

Section 4. Lost, Destroyed and Mutilated Certificates. The owner of any certificated shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares of stock.”

ARTICLE VII. Fiscal Year

The fiscal year of the Corporation shall being on the 1st day of January and shall end on the 31st day of December in each year.

ARTICLE VIII. Dividends

The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX. Seal

The Board of Directors shall provide no corporate seal.

ARTICLE X. Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Directors of the Corporation at any regular or special meeting.

ARTICLE XI. Indemnification of Employees and Agents
Section 1. The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent allowed under the Iowa Business Corporation Act.
Section 2. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement or otherwise, and shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 3. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article or of the Iowa Business Corporation Act.